     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 19, 1999

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             PC SERVICE SOURCE, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                          5065                        52-1703687
(State or other jurisdiction of  (Primary standard industrial         (I.R.S. Employer
incorporation or organization)    classification code number)        Identification No.)

                                    2350 VALLEY VIEW LANE
                                     DALLAS, TEXAS 75234
                                       (214) 406-8583

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                    PC SERVICE SOURCE 1992 STOCK OPTION PLAN

                            (Full title of the plan)



                  AVERY MORE                         COPIES OF COMMUNICATIONS TO:
            CHIEF EXECUTIVE OFFICER
             PC SERVICE SOURCE, INC.                     BRIAN M. LIDJI, ESQ.
             2753 VALLEY VIEW LANE                        SAYLES & LIDJI, P.C.
              DALLAS, TEXAS 75234                        4400 RENAISSANCE TOWER
                 (214)406-8583                               1201 ELM STREET
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE         DALLAS, TEXAS  75270
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)           (214)939-8700



                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed maximum        Proposed maximum
Title of each class of          Amount to             offering price             aggregate                Amount of
securities to be registered   be registered              per unit             offering price          registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value per share              500,000                  $4.00(1)            $2,000,000(1)                 $556
======================================================================================================================




----------
         (1) Pursuant to Rule 457(h), based on the average of the bid and asked prices of the common stock reported on the Nasdaq National Market as of August 16, 1999, which is within five (5) business days prior to the date of the filing of the Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         PC Service Source, Inc. filed a Form S-8 with the Securities & Exchange Commission on July 1, 1994 ("Registration No. 33-81146") and on October 17, 1995 ("Registration No. 33-98176"), with respect to the same class of securities for which this registration statement is filed. Accordingly, the contents of Registration No. 33-81146 and No. 33-98176 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         PC Service Source, Inc. hereby incorporates by reference into this registration statement the following documents previously filed with the SEC.:

         (1) Registration statement on Form S-8, No. 33-81146, effective on July 1, 1994;

         (2) Registration statement on Form S-8, No. 33-98176, effective on October 17, 1995;

         (3)      Annual Report on Form 10-K for the year ended December 31,
                  1998; and

         (4)      Quarterly Report on Form 10-Q for the quarter ended June 30,
                  1999.

ITEM 8.  EXHIBITS

         The following documents are filed as a part of this registration statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. The Index to Exhibits included with the exhibits is filed as a part of this report.

         Exhibit                                    Description
         -------                                    -----------
         4.1                        PC Service Source 1992 Stock Option Plan, as amended.

         5.1                        Opinion of Sayles & Lidji, P.C.

         23.1                       Consent of Sayles & Lidji, P.C. (included in the opinion filed as Exhibit
                                    5.1)

         23.2                       Consent of Ernst & Young LLP

         23.3                       Consent of KPMG LLP

         24.1                       Power of Attorney (see signature page of this Registration Statement)

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 19th day of August, 1999.

                               PC SERVICE SOURCE, INC.

                               By: /s/ Avery More
                                   ---------------------------------------------
                                       Avery More,
                                       Chairman of the Board and Chief Executive
                                       Officer


                                POWER OF ATTORNEY

         Each individual whose signature appears below hereby designates and appoints Avery More and Robert J. Boutin, as such person's true and lawful attorneys-in-fact and agent (collectively, the "Attorney-in-Fact") with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either Attorney-in-Fact deems appropriate and requests to accelerate the effectiveness of this registration statement, and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorney-in- Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorney-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of August, 1999.

                  SIGNATURE                                   CAPACITY
                  ---------                                   --------
/s/      Avery More                                  Chairman of the Board and Chief Executive Officer
----------------------------------------             (Principal Executive Officer)
         Avery More


/s/      Robert J. Boutin                            Senior Vice President, Chief Financial Officer
----------------------------------------             and Secretary
         Robert J. Boutin                            (Principal Financial and Accounting Officer)


/s/      Morti Tenenhaus                             Director
----------------------------------------
         Morti Tenenhaus


/s/      Robert Leff                                 Director
----------------------------------------
         Robert Leff


                                                     Director
----------------------------------------
         Edward Raymund


                                                     Director
----------------------------------------
         Jay Haft

                                INDEX TO EXHIBITS


EXHIBIT
  NO.                                         DESCRIPTION
-------                                       -----------
4.1                        PC Service Source 1992 Stock Option Plan, as amended.

5.1                        Opinion of Sayles & Lidji, P.C.

23.1                       Consent of Sayles & Lidji, P.C. (included in the opinion filed as
                           Exhibit 5.1)

23.2                       Consent of Ernst & Young LLP

23.3                       Consent of KPMG LLP

24.1                       Power of Attorney (see signature page of this Registration
                           Statement)